Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

GENER8 MARITIME, INC.

A Marshall Islands Corporation

Adopted as of May 7, 2015

ARTICLE I
OFFICES

The principal place of business of the corporation shall be at such place or places as the board of directors (the “Board of Directors”) shall from time to time determine.  The corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.                                           Meetings Generally.  At least one meeting of the shareholders shall be held each year for the purpose of electing directors and conducting any proper business as may come before the meeting. The date, time and place of such meeting shall be determined by the Board of Directors of the corporation.

Section 2.                                           Special Meetings.  Special meetings of shareholders may be called for any purpose and may be held at such time and place, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.  Except as otherwise provided in the corporation’s articles of incorporation, such meetings may be called at any time by the Board of Directors and shall be called by the highest ranking officer then in office (the “Ranking Officer”) upon the written request of holders of shares entitled to cast not less than 40% of the votes on the matters to be voted upon at the meeting.  Such written request shall state the purpose or purposes of the meeting and shall be delivered to the Ranking Officer.  On such written request, the Ranking Officer shall fix a date and time for such meeting within two days of the date requested for such meeting in such written request.

Section 3.                                           Place of Meetings.  The Board of Directors may designate any place as the place of meeting for any meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4.                                           Notice.  Whenever shareholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting and indicating that it is being issued by or at the direction of the person or persons calling the meeting, shall be given to each shareholder entitled to vote at such meeting not less than fifteen (15) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally, by mail, by facsimile or by electronic mail by or at the direction of the Board of Directors, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice of such meeting.

Section 5.                                           Shareholders List.  The officer having charge of the share ledger of the corporation shall make, not more than sixty (60) nor less than fifteen (15) days before every meeting of the shareholders, a complete list of the shareholders as of the record date entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least fifteen (15) days prior to any meeting either at a place within the city where the meeting is to be held which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 6.                                           Quorum.  The holders of at least a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by the Marshall Islands Business Corporations Act (the “BCA”) or by the articles of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.  When a quorum is once present to commence a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders or their proxies.

Section 7.                                           Adjourned Meetings.  When a meeting is adjourned to another time or place, unless the meeting was adjourned for lack of a quorum, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 8.                                           Vote Required.  When a quorum is present, the affirmative vote of the majority of shares casting votes in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which by express provisions of an applicable law or of the corporation’s articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.                                           Voting Rights.  Except as otherwise provided by the BCA or by the articles of incorporation of the corporation, and subject to Section 3 of Article VI hereof, every shareholder shall, at every meeting of the shareholders, be entitled to one (1) vote in person or by proxy for each share of common stock held (or deemed held) by such shareholder (it being understood that certain other classes or series of capital stock may, pursuant to the corporation’s articles of incorporation, be entitled to vote on an as-if converted to common stock basis).

Section 10.                                    Proxies.  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it is entitled “irrevocable proxy” and it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable if the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of shareholders and elects to vote, except that when such proxy is entitled irrevocable proxy, coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the shareholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11.                                    Action by Written Consent.  Unless otherwise provided in the corporation’s articles of incorporation, any action required to be taken at any regular or special meeting of shareholders of the corporation, or any action which may be taken at any regular or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the shareholders who signed the consent or consents, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof and shall be delivered to the corporation by delivery to its principal place of business, or to an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the shareholders are recorded.  All consents properly delivered in accordance with this Section shall be deemed to be recorded when so delivered.  Any action taken pursuant to such written consent or consents of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof.

ARTICLE III
DIRECTORS

Section 1.                                           General Powers.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which shall consist of at least one (1) director.

Section 2.                                           Number, Election and Term of Office.  The number of directors which shall constitute the first Board of Directors shall be seven (7).  The number of directors shall be subject to change by (i) the vote of holders of a majority of the shares then entitled to vote at an election of directors or (ii) the vote of a majority of the entire Board of Directors; provided that, in case of clause (ii), the number of directors shall not be reduced so as to shorten the term of any director at the time in office.  The directors shall be elected by a plurality of the votes of the shares casting votes in person or represented by proxy at the meeting and entitled to vote in the election of directors.  Any vacancies in the Board of Directors for any reason, and any created directorships resulting from any increase in the number of directors, may be filled by the vote of a majority of the members of the Board of Directors then in office, although less than quorum, and any directors so chosen shall hold office until their successors shall be elected and qualified.  Notwithstanding the foregoing, and except as otherwise required by law or provided in the rights, preferences or limitations in the series of preferred stock, whenever holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect or appoint one or more directors of the corporation, the then authorized number of directors shall be increased by the number of directors such holders are entitled to so elect or appoint, and the terms of the director or directors elected or appointed by such holders shall expire at the next succeeding annual meeting of shareholders.  The directors shall be elected or appointed in this manner at any meeting of the shareholders, except as provided in Section 4 of this Article III.  Each director elected or appointed shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                                           Removal and Resignation.  The directors shall only be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s articles of incorporation, the provisions of this Section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.  Any director may resign at any time upon written notice to the corporation.

Section 4.                                           Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in the same manner in which directors are elected pursuant to Section 2 of this Article III.  Notwithstanding the foregoing, any such vacancy shall automatically reduce the number of directors pro tanto, until such time as the shareholders or the Board of Directors elect a director to fill such vacancy in accordance with Section 2 of this Article III, whereupon the number of directors shall be automatically increased pro tanto.  Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.                                           Meetings and Notice.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors, provided that the directors shall meet at least once per year. Special meetings of the Board of Directors may be called by or at the request of any two directors, the chairman, the lead independent director, or the Ranking Officer on at least twenty-four (24) hours’ notice to each director, either personally, by telephone, by mail, or by facsimile or electronic mail.

Section 6.                                           Quorum, Required Vote and Adjournment.  Each director shall be entitled to one vote.  Directors then in office (and specifically excluding any vacancies) and holding a majority of the votes of all directors (or such greater number required by applicable law) shall constitute a quorum for the transaction of business. The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.                                           Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 8.                                           Committee Rules.  Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 7 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 9.                                           Communications Equipment.  Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other, and participation in the meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 10.                                    Waiver of Notice and Presumption of Consent.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member protests the lack of notice at such meeting.

Section 11.                                    Action by Written Consent.  Unless otherwise restricted by the articles of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 12.                                    Lead Independent Director. The Board may designate a director as the lead independent director of the Board. The lead independent director of the Board, if any, shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board. The lead independent director shall be independent and shall not be an officer or employee of the corporation.

ARTICLE IV
OFFICERS

Section 1.                                           Number.  The officers of the corporation shall be elected by the Board of Directors and shall consist of a secretary and may also consist of a chairman of the board, chief executive officer, president, chief financial officer, one or more vice-presidents, secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors.  Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office, except the office of secretary, and shall fill the office of chief executive officer as expeditiously as possible.

Section 2.                                           Election and Term of Office.  The officers of the corporation shall be elected at any meeting of the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                                           Removal.  Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.                                           Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

Section 5.                                           Compensation.  Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6.                                           Chairman of the Board.  The chairman of the board, if one is appointed, shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors, he shall be in the general and active charge of the entire business and affairs of the corporation. He shall preside at all meetings of the Board of Directors and shareholders and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these by-laws. Whenever the chief executive officer is unable to serve, by reason of sickness, absence or otherwise, the chairman of the board shall perform all the duties and responsibilities and exercise all the powers of the chief executive officer.

Section 7.                                           Chief Executive Officer. The chief executive officer of the corporation shall preside at all meetings of the shareholders and Board of Directors at which he is present; subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts which the Board of Directors have authorized to be executed, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these by-laws.

Section 8.                                           President. The president shall have general authority to exercise all the powers necessary for the president of the corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or the bylaws, all subject to the oversight of the Board of Directors and the chief executive officer.  If there is no chief executive officer, the president shall also have the duties of the chief executive officer as prescribed above.

Section 9.                                           Chief Financial Officer. The chief financial officer of the corporation, if one is appointed, shall, under the direction of the chief executive officer (or, in the absence of a chief executive officer, the president), be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or the Board of Directors or as may be provided in these by-laws.

Section 10.                                    Vice-Presidents.  The vice-president, if one is appointed, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors or by the president, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers - as the Board of Directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or these by-laws may, from time to time, prescribe.

Section 11.                                    The Secretary and Assistant Secretaries.  The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s (or, in the absence of a chief executive officer, the president’s) supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chief executive officer, (or, in the absence of a chief executive officer, the president), the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal, if any, of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal, if any, to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal, if any, of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or the secretary may, from time to time, prescribe.

Section 12.                                    The Treasurer and Assistant Treasurer.  The treasurer, if one if appointed, shall, subject to the authority of the chief financial officer, have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the chief executive officer (or, in the absence of a chief executive officer, the president), the president and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation; and shall have such powers and perform such duties as the Board of Directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or these by-laws may, from time to time, prescribe. If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall in the absence or disability of the chief financial officer, treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer (or, in the absence of a chief executive officer, the president), the president or treasurer may, from time to time, prescribe.

Section 13.                                    Other Officers. Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 14.                                    Absence or Disability of Officers.  In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
INDEMNIFICATION OF OFFICERS. DIRECTORS AND OTHERS

Section 1.                                           Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, manager, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Marshall Islands Business Corporations Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, legal representatives, executors and administrators; provided that he or she acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and provided, further, that in respect of an action by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper; provided, further, that, except as provided in Section 2 of this Article V with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. Notwithstanding the other provisions of this Section 1, to the extent that a director or officer of the corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1 and Section 2 of this Article V, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Any indemnification under this Article V (unless ordered by a court) shall be paid by the corporation unless a determination is made (i) by the Board of Directors by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he had not met the applicable standards of conduct set forth in this Article V. Any person entitled to be indemnified as a matter of right pursuant to this Article V may elect, to the extent permitted by law, to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of the applicable law in effect at the time indemnification is sought.  The right to indemnification conferred in this Section 1 of this Article V shall be a contract right. Such right to indemnification shall include the obligation of the corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”), unless the Board of Directors, acting reasonably, has determined in good faith that such actions or conduct were committed with bad faith, gross negligence or willful misconduct, or without reasonable belief that such indemnitee’s conduct was not opposed to the best interests of the corporation, in which case the corporation shall not be obligated to provide such indemnitee advances of expenses with respect to the defense of any proceeding arising primarily out of such actions or conduct; provided, however, that in any case an advance of expenses incurred by an indemnitee shall be made only upon delivery to the corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of this  Article V.  No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The corporation may indemnify any person, including any employee or agent of the corporation, to whom the corporation is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the BCA or other rights created by a resolution of the shareholders, a resolution of directors or an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The repayment of such charges and expenses incurred by other employees and agents of the corporation which are paid by the corporation in advance of the final disposition of such action, suit or proceeding as permitted by this  Article V may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The right to indemnification conferred to directors and officers shall, and any indemnification extended to any person other than an officer or director may, be retroactive to events occurring prior to the adoption of this Article V and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto, to the fullest extent permitted by applicable law. The corporation hereby acknowledges that certain directors and officers affiliated with institutional investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by such institutional investors or certain of their affiliates (collectively, the “Institutional Indemnitors”).  The corporation hereby agrees (A) that it is the indemnitor of first resort (i.e., its obligations to the indemnitee are primary and any obligation of the Institutional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnitee are secondary), (B) that unless otherwise determined by the Board of Directors, it shall be required to advance the full amount of expenses incurred by the indemnitee in accordance with this Article V without regard to any rights the indemnitee may have against the Institutional Indemnitors and (C) that it irrevocably waives, relinquishes and releases the Institutional Indemnitors from any and all claims against the Institutional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The corporation further agrees that no advancement or payment by the Institutional Indemnitors on behalf of the indemnitee with respect to any claim for which the indemnitee has sought indemnification from the corporation shall affect the foregoing and the Institutional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the indemnitee against the corporation.  Any director or officer of the corporation serving (y) another corporation, partnership, limited liability company, joint venture, trust or other enterprise of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent thereof is controlled by the corporation, or (z) any employee benefit plan of the corporation or any entity referred to in clause (y), in any capacity shall be deemed to be doing so at the request of the corporation.

Section 2.                                           Procedure for Indemnification.  Any indemnification of a director or officer of the corporation or advance of expenses pursuant to the terms of Section 1 of this Article V shall be made promptly, and in any event within sixty days, upon the written request of the director or officer, directed to the secretary of the corporation.  If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request.  If the corporation denies a written request for indemnification or advance of expenses that it is obligated to provide pursuant to the terms of Section 1 of this Article V is required, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this Article V, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Marshall Islands Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders)

to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Marshall Islands Business Corporations Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  The procedure for indemnification of other agents for whom indemnification is provided pursuant to Section 1 of this Article V shall be the same procedure set forth in this Section 2 of this Article V for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

Section 3.                                           Insurance.  The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the Marshall Islands Business Corporations Act.

Section 4.                                           Subsidiaries.  To the extent any indemnitee under Section 1 of this Article V is also entitled to indemnification from a subsidiary of the corporation, such indemnitee shall first look to such subsidiary for indemnification, and only after seeking indemnification from such subsidiary shall such indemnitee seek indemnification from the corporation.

Section 5.                                           Reliance.  Persons who, after the date of the adoption of this provision, become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, manager, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article V in entering into or continuing such service.  The rights to indemnification and to the advance of expenses conferred in this Article V shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6.                                           Non Exclusivity of Rights.  The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Article V shall (i) not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law, provision of the articles of incorporation, by-laws, agreement, vote of shareholder or disinterested directors or otherwise; and (ii) continue as to a person who has ceased to be a director, officer, employee or agent.

Section 7.                                           Merger or Consolidation.  For purposes of this Article V, references to “the corporation” shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger.

Section 8.                                           Miscellaneous. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in Section 1 of Article V;

Section 9.                                           Amendment; Savings Clause.  Any right to indemnification or to an advance of expenses arising under this Article V shall not be eliminated or impaired by an amendment to this Article V  after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or an advance of expenses is sought. If this Article V or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and above expenses with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VI
CERTIFICATES FOR SHARES

Section 1.                                           Form.  Every holder of shares in the corporation shall be entitled, if such shares are not issued in book-entry form, to have a certificate, signed by, or in the name of the corporation by the chief executive officer (or, in the absence of a chief executive officer, the president), president, chief financial officer or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares of a specific class or series owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chief executive officer (or, in the absence of a chief executive officer, the president), president, chief financial officer, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.  All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2.                                           Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or certificated shares.

Section 3.                                           Fixing a Record Date for Shareholder Meetings.  In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than fifteen (15) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.                                           Fixing a Record Date for Action by Written Consent.  In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than fifteen (15) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.                                           Fixing a Record Date for Other Purposes.  In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.                                           Registered Shareholders.  Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7.                                           Subscriptions for Stock.  Unless otherwise provided for in the applicable subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII
GENERAL PROVISIONS

Section 1.                                           Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation and the BCA, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation and the BCA. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.                                           Checks. Drafts or Orders.  All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3.                                           Contracts.  The Board of Directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4.                                           Loans.  The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation; provided that a loan shall not be made by the corporation to any director unless it is authorized by a vote of the shareholders. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5.                                           Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6.                                           Corporate Seal.  The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Marshall Islands”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.                                           Voting Securities Owned By Corporation.  Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.                                           Section Headings.  Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.                                           Inconsistent Provisions.  In the event that any provision of these by-laws is or becomes inconsistent with any provision of the articles of incorporation, the Marshall Islands Business Corporations Act or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 10.                                    Forum for Adjudication of Disputes.  To the fullest extent permitted by law, unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the BCA, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of New York of the United States of America, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII
AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the Board of Directors by a vote of a majority of the directors then in office. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.